COMPANY CONTACT:	Curtis W. Schneekloth	FOR IMMEDIATE RELEASE
	Cooper Tire & Rubber Company	Aug. 5, 2009
419.427.4768

Cooper Tire & Rubber Company Declares 150th Consecutive Quarterly Dividend

Findlay, Ohio, Aug. 5, 2009 – Cooper Tire & Rubber Company (NYSE:CTB) today announced a quarterly dividend of 10.5 cents per share on common stock, payable Sept. 30, 2009, to stockholders of record at the close of business Sept. 2, 2009. This will mark the 150th consecutive quarterly dividend paid by Cooper Tire & Rubber Company.

About Cooper Tire & Rubber Company
Cooper Tire & Rubber Company is a global company that specializes in the design, manufacture, marketing and sales of passenger car, light truck, medium truck tires and subsidiaries that specialize in motorcycle and racing tires. With headquarters in Findlay, Ohio, Cooper Tire has manufacturing, sales, distribution, technical and design facilities within its family of companies located in 10 countries around the world.  For more information, visit Cooper Tire's web site at: www.coopertire.com.